Exhibit 99.1
FOR IMMEDIATE RELEASE

SABRA REPORTS SECOND QUARTER 2018 RESULTS; REPORTS EARNINGS PER SHARE, NORMALIZED FFO PER SHARE AND NORMALIZED AFFO PER SHARE GROWTH OF 300.0%, 10.9% AND 7.5%, RESPECTIVELY, OVER SECOND QUARTER 2017; REAFFIRMS GUIDANCE

IRVINE, CA, August 8, 2018 — Sabra Health Care REIT, Inc. (“Sabra,” the “Company” or “we”) (Nasdaq:SBRA) today announced results of operations for the second quarter of 2018.

RECENT HIGHLIGHTS

•
For the second quarter of 2018, net income attributable to common stockholders, FFO, Normalized FFO, AFFO and Normalized AFFO per diluted common share were $1.08, $0.58, $0.61, $0.55 and $0.57, respectively, compared to $0.27, $0.47, $0.55, $0.55 and $0.53, respectively, for the second quarter of 2017.

•
For the second quarter of 2018, Normalized AFFO per diluted common share increased 7.5% over the same quarter in 2017 primarily as a result of the completion of the Care Capital Properties, Inc. (CCP) merger in the third quarter of 2017.

•
During the second quarter of 2018, we completed the sale of 27 facilities leased to Genesis for gross sales proceeds of $235.9 million. Of the remaining 19 facilities leased to Genesis that we plan to sell, 5 are currently under contract for sale with expected total gross sales proceeds of $40.4 million, and 14 are under letter of intent with expected total gross sales proceeds of $75.8 million. All but one of the sales are expected to close by the end of 2018. Annual cash rents expected to be eliminated from the sales of the 19 remaining facilities total $10.0 million. Our agreement with Genesis provides for residual rents to be paid to Sabra for 4.28 years following the sale of each facility. We expect these residual rents to total $10.4 million per year after giving effect to the remaining sales. We expect to retain eight facilities leased to Genesis, which currently generate annual cash rents of $10.4 million.

•
During the second quarter of 2018, we made investments of $57.2 million with a weighted average initial cash yield of 7.59%. These investments consisted of: (i) $41.9 million of real estate acquisitions; (ii) $5.1 million of real estate additions; and (iii) $10.2 million of investments in loans receivable. For the six months ended June 30, 2018, including the Enlivant joint venture, we made investments totaling $599.8 million at a weighted average initial cash yield of 6.62%, and $247.1 million at a weighted average initial cash yield of 7.08%, excluding the Enlivant joint venture.

•
During the second quarter of 2018, we were repaid $5.4 million in full satisfaction of a legacy CCP loan receivable. In connection with the repayment, we recognized $0.9 million of interest income, which represents the difference between the outstanding principal balance repaid and its discounted book value. This $0.9 million was excluded from Normalized FFO and Normalized AFFO.

•
On June 1, 2018, we redeemed all 5,750,000 outstanding shares of our 7.125% Series A Cumulative Redeemable Preferred Stock at a redemption price of $25.00 per share, plus accrued and unpaid dividends for a total aggregate payment of $146.3 million.

•
During the second quarter of 2018, we collected $1.0 million in connection with the Forest Park - Frisco lease guarantees, and in the aggregate have collected $2.2 million to date, all of which has been excluded from Normalized FFO and Normalized AFFO. We expect to collect an additional $4.0 million to $5.0 million over the next several quarters for a total recoupment of $6.2 million to $7.2 million.

•
On August 8, 2018, we announced that our board of directors declared a quarterly cash dividend of $0.45 per share of common stock. The dividend will be paid on August 31, 2018 to common stockholders of record as of the close of business on August 18, 2018.

Commenting on the second quarter results, Rick Matros, CEO and Chairman, said, “The results for the quarter were in line with our expectations. We expect that occupancy and coverages for our Skilled Nursing portfolio and the sector as a whole are

1

close to bottom and that we will see an upturn in 2019, with Senior Housing lagging somewhat behind due to existing oversupply. Coverages for both Skilled Nursing and Senior Housing were down slightly sequentially, but, with the exception of Senior Care Centers, we are not aware of any trends among our operators that are concerning to us. Notably, Holiday recently terminated their lease agreements with New Senior, which helped improve their guarantor-level fixed charge coverage four basis points over last quarter, to 1.15x on a pro forma basis. Our Senior Housing - Leased occupancy was minimally down but healthy at 86.2%, while our Skilled Nursing occupancy ticked up slightly to 81.8%. Skilled Nursing occupancy for the first quarter of 2018 was slightly better than the fourth quarter of 2017, which supports our view regarding Skilled Nursing trends. The Enlivant portfolio continues to ramp up both in the owned and joint venture properties. We have seen a strong rebound in occupancy from the first quarter flu impact. June and July occupancy were the two best consecutive months that our Enlivant joint venture portfolio has experienced.
“As it pertains to the Senior Care Centers portfolio, we continue to be focused on a sales process with the intent to complete that process in 2018.
“CMS has issued their final rule and as expected, the October 1, 2018 market basket increase will be 2.4% with the implementation of PDPM scheduled for October 2019, both of which are good news for the Skilled Nursing sector.
“We affirm our previously issued 2018 guidance and will update the guidance as necessary once we have further clarity on Senior Care Centers and the timing of dispositions.”

OPERATING STATISTICS TRIPLE-NET PORTFOLIO (1)
	Coverage
	EBITDAR		EBITDARM		Occupancy Percentage		Skilled Mix
Property Type	2Q 2018	1Q 2018	2Q 2018	1Q 2018	2Q 2018	1Q 2018	2Q 2018	1Q 2018
Skilled Nursing/Transitional Care	1.27x	1.31x	1.74x	1.79x	81.8%	81.6%	39.1%	38.4%
Senior Housing - Leased	1.06x	1.09x	1.24x	1.26x	86.2%	86.5%	NA	NA
Specialty Hospitals and Other	3.25x	3.42x	3.54x	3.72x	86.3%	83.4%	NA	NA

(1)
EBITDAR Coverage, EBITDARM Coverage, Occupancy Percentage and Skilled Mix (collectively, “Operating Statistics”) for each period presented include only Stabilized Facilities owned by the Company as of the end of the respective period. Operating Statistics are only included in periods subsequent to our acquisition except for (i) the legacy CCP tenants, which are presented as if these real estate investments were owned by Sabra during the entire period presented and reflect the previously announced rent repositioning program for certain of our tenants who were legacy tenants of CCP and (ii) EBITDAR Coverage and EBITDARM Coverage for the North American Healthcare portfolio is presented on a trailing twelve month basis and consists of the EBITDAR Coverage and EBITDARM Coverage, respectively, for facilities owned by Sabra in periods subsequent to our acquisition and underwritten stabilized EBITDAR Coverage and EBITDARM Coverage, respectively, for periods preceding our acquisition. In addition, Operating Statistics are presented for the twelve months ended at the end of the respective period and one quarter in arrears. As such, Operating Statistics exclude assets acquired after March 31, 2018.

SENIOR HOUSING - MANAGED PORTFOLIO OPERATING RESULTS (1)
Dollars in thousands, except REVPOR	Revenues		Cash NOI		Cash NOI Margin %		REVPOR		Occupancy Percentage
	2Q 2018	1Q 2018	2Q 2018	1Q 2018	2Q 2018	1Q 2018	2Q 2018	1Q 2018	2Q 2018	1Q 2018
Wholly-Owned
AL	$12,620	$12,396	$3,317	$3,220	26.3%	26.0%	$4,747	$4,671	92.8%	92.3%
IL	4,909	4,952	1,914	2,094	39.0%	42.3%	2,201	2,377	89.9%	91.8%
	17,529	17,348	5,231	5,314	29.8%	30.6%	3,532	3,611	91.4%	92.1%
Sabra's Share of Unconsolidated JV (2)
AL	36,657	36,291	8,727	9,371	23.8%	25.8%	4,051	3,998	80.5%	80.7%
Total	$54,186	$53,639	$13,958	$14,685	25.8%	27.4%	$3,875	$3,870	83.8%	84.1%

Operator
Enlivant	$45,728	$45,046	$11,355	$11,715	24.8%	26.0%	$4,222	$4,158	82.4%	82.4%
Sienna	5,375	5,406	2,029	2,196	37.7%	40.6%	2,112	2,268	90.3%	91.9%
Other	3,083	3,187	574	774	18.6%	24.3%	5,954	5,749	86.3%	90.5%
Total	$54,186	$53,639	$13,958	$14,685	25.8%	27.4%	$3,875	$3,870	83.8%	84.1%

2

(1)
REVPOR and Occupancy Percentage include only Stabilized Facilities owned by the Company as of the end of the period presented. In addition, revenues, Cash NOI and REVPOR have been adjusted for changes in the foreign currency exchange rate where applicable.

(2)	Reflects Sabra's 49% pro rata share of applicable amounts related to its unconsolidated joint venture with Enlivant.
PRO FORMA TOP 10 RELATIONSHIPS (1)

		Twelve Months Ended June 30, 2018
Tenant	Primary Facility Type	Number of Sabra Properties (2)	Lease Coverage (3)	% of Pro Forma Annualized Cash NOI
Senior Care Centers (4)	Skilled Nursing	38	1.02x	10.2%
Enlivant	Assisted Living	183	NA	8.2%
Avamere Family of Companies (4)	Skilled Nursing	29	1.23x	7.2%
Signature Healthcare (5)	Skilled Nursing	45	1.16x	6.2%
Holiday AL Holdings LP (6)	Independent Living	21	1.15x	5.9%
North American Healthcare (7)	Skilled Nursing	23	1.27x	5.9%
Signature Behavioral	Behavioral Hospitals	6	1.56x	5.5%
Genesis Healthcare, Inc. (8)	Skilled Nursing	27	1.20x	5.4%
Cadia Healthcare	Skilled Nursing	9	1.46x	5.0%
The McGuire Group	Skilled Nursing	7	1.70x	2.7%

(1)
Pro forma top 10 relationships assumes the previously announced rent repositioning program for certain of our tenants who were legacy tenants of CCP was completed at the beginning of the period presented.

(2)	Consists of properties directly owned by us and properties owned through our joint venture with Enlivant.

(3)
Lease Coverage for tenants is defined as the EBITDAR Coverage for Stabilized Facilities operated by the applicable tenant, unless there is a corporate guarantee and the guarantor level fixed charge coverage is a more meaningful indicator of the tenant’s ability to make rent payments. Lease Coverage is for the twelve months ended June 30, 2018 and is presented one quarter in arrears. Lease Coverage for legacy CCP tenants is presented as if these real estate investments were owned by Sabra during the entire period presented and reflects the previously announced rent repositioning program for certain of our tenants who were legacy tenants of CCP.

(4)	Lease Coverage reflects guarantor level fixed charge coverage for these relationships.

(5)	Excludes one skilled nursing/transitional care facility classified as held for sale as of June 30, 2018.

(6)
Lease Coverage reflects guarantor level fixed charge coverage, pro forma for Holiday AL Holdings LP's recently announced termination agreement on facilities leased from New Senior Investment Group, Inc. The Holiday AL Holdings LP portfolio consists of 21 independent living communities that the Company underwrote at a 1.10x EBITDAR Coverage.

(7)
The North American Healthcare portfolio coverage is presented on a trailing twelve month basis and consists of the EBITDAR Coverage for facilities owned by Sabra in periods subsequent to our acquisition and underwritten stabilized EBITDAR Coverage for periods preceding our acquisition.

(8)	Lease Coverage reflects guarantor level fixed charge coverage, pro forma for rent reductions from Sabra and other Genesis landlords and the impact of recent refinancings.

LIQUIDITY
As of June 30, 2018, we had approximately $362.6 million of liquidity, consisting of unrestricted cash and cash equivalents of $38.6 million (excluding joint venture cash and cash equivalents) and available borrowings of $324.0 million under our revolving credit facility. In addition, restricted cash as of June 30, 2018 includes $174.4 million held by exchange accommodation titleholders, which may be used to fund future real estate acquisitions.
CONFERENCE CALL AND COMPANY INFORMATION
A conference call with a simultaneous webcast to discuss the 2018 second quarter results will be held on Thursday, August 9, 2018 at 10:00 am Pacific Time. The dial-in number for U.S. participants is (844) 862-3710. For participants outside the U.S., the dial-in number is (612) 979-9902. The conference ID number is 1372208. The webcast URL is https://edge.media-server.com/m6/p/9mbibpzp. A digital replay of the call will be available on the Company’s website at www.sabrahealth.com. The Company’s supplemental information package for the second quarter will also be available on the Company’s website in the “Investors” section.
ABOUT SABRA
As of June 30, 2018, Sabra’s investment portfolio included 487 real estate properties held for investment (consisting of (i) 352 Skilled Nursing/Transitional Care facilities, (ii) 89 Senior Housing communities (“Senior Housing - Leased”), (iii) 24 Senior Housing communities operated by third-party property managers pursuant to property management agreements (“Senior Housing - Managed”) and (iv) 22 Specialty Hospitals and Other facilities), one asset held for sale, one investment in a direct

3

financing lease, 22 investments in loans receivable (consisting of (i) one mortgage loan, (ii) two construction loans, (iii) one mezzanine loan, (iv) one pre-development loan and (v) 17 other loans), 13 preferred equity investments and one investment in an unconsolidated joint venture that owns 172 Senior Housing - Managed communities. As of June 30, 2018, Sabra’s real estate properties held for investment included 50,030 beds/units and its unconsolidated joint venture included 7,652 beds/units, spread across the United States and Canada.
FORWARD-LOOKING STATEMENTS SAFE HARBOR
This release contains “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. These statements may be identified, without limitation, by the use of “expects,” “believes,” “intends,” “should” or comparable terms or the negative thereof. Examples of forward-looking statements include all statements regarding our planned dispositions (including the expected proceeds from, and timing of, sales), as well as our expected future financial position, results of operations (including our reaffirmed guidance for 2018), business strategy, and plans and objectives for future operations.
Our actual results may differ materially from those projected or contemplated by our forward-looking statements as a result of various factors, including among others, the following: our dependence on the operating success of our tenants; operational risks with respect to our Senior Housing - Managed communities; the effect of our tenants declaring bankruptcy or becoming insolvent; our ability to find replacement tenants and the impact of unforeseen costs in acquiring new properties; the impact of litigation and rising insurance costs on the business of our tenants; our ability to implement the previously announced rent repositioning program for certain of our tenants who were legacy tenants of Care Capital Properties, Inc. (“CCP”) on the timing or terms we have previously disclosed; our ability to dispose of facilities currently leased to Genesis Healthcare, Inc. (“Genesis”) on the timing or terms we have previously disclosed; the possibility that Sabra may not acquire the remaining majority interest in the Enlivant joint venture; risks associated with our investments in joint ventures; changes in healthcare regulation and political or economic conditions; the impact of required regulatory approvals of transfers of healthcare properties; competitive conditions in our industry; our concentration in the healthcare property sector, particularly in skilled nursing/transitional care facilities and senior housing communities, which makes our profitability more vulnerable to a downturn in a specific sector than if we were investing in multiple industries; the significant amount of and our ability to service our indebtedness; covenants in our debt agreements that may restrict our ability to pay dividends, make investments, incur additional indebtedness and refinance indebtedness on favorable terms; increases in market interest rates; our ability to raise capital through equity and debt financings; changes in foreign currency exchange rates; the relatively illiquid nature of real estate investments; the loss of key management personnel or other employees; uninsured or underinsured losses affecting our properties and the possibility of environmental compliance costs and liabilities; the impact of a failure or security breach of information technology in our operations; our ability to maintain our status as a real estate investment trust (“REIT”); changes in tax laws and regulations affecting REITs (including the potential effects of the Tax Cuts and Jobs Act); compliance with REIT requirements and certain tax and tax regulatory matters related to our status as a REIT; and the ownership limits and anti-takeover defenses in our governing documents and under Maryland law, which may restrict change of control or business combination opportunities.
Additional information concerning risks and uncertainties that could affect our business can be found in our filings with the Securities and Exchange Commission (the “SEC”), including Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2017. We do not intend, and we undertake no obligation, to update any forward-looking information to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events, unless required by law to do so.
TENANT AND BORROWER INFORMATION
This release includes information regarding certain of our tenants that lease properties from us and our borrowers, most of which are not subject to SEC reporting requirements. The information related to our tenants and borrowers that is provided in this release has been provided by, or derived from information provided by, such tenants and borrowers. We have not independently verified this information. We have no reason to believe that such information is inaccurate in any material respect. We are providing this data for informational purposes only.
NOTE REGARDING NON-GAAP FINANCIAL MEASURES
This release includes the following financial measures defined as non-GAAP financial measures by the SEC: net operating income (“NOI”), Cash NOI, funds from operations attributable to common stockholders (“FFO”), Normalized FFO, Adjusted FFO (“AFFO”), Normalized AFFO, FFO per diluted common share, Normalized FFO per diluted common share, AFFO per diluted common share and Normalized AFFO per diluted common share. These measures may be different than non-GAAP financial measures used by other companies, and the presentation of these measures is not intended to be considered in

4

isolation or as a substitute for financial information prepared and presented in accordance with U.S. generally accepted accounting principles. An explanation of these non-GAAP financial measures is included under “Reporting Definitions” in this release, and reconciliations of these non-GAAP financial measures to the GAAP financial measures we consider most comparable are included on the Investors section of our website at http://www.sabrahealth.com/investors/financials/reports-presentations/non-gaap.
CONTACT
Investor & Media Inquiries: (888) 393-8248 or investorinquiries@sabrahealth.com

5

SABRA HEALTH CARE REIT, INC.
OVERVIEW

Financial Metrics	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
	Dollars in thousands, except per share data
Revenues	$166,312	$64,736	$332,398	$127,386
Net income attributable to common stockholders	193,580	17,960	253,490	34,222
Diluted per share data attributable to common stockholders:
EPS	$1.08	$0.27	$1.42	$0.52
FFO	0.58	0.47	1.22	1.01
Normalized FFO	0.61	0.55	1.24	1.11
AFFO	0.55	0.55	1.14	1.10
Normalized AFFO	0.57	0.53	1.16	1.07
Dividends per common share	0.45	0.43	0.90	0.85

Capitalization and Market Facts	June 30, 2018		Key Credit Metrics	Pro Forma June 30, 2018 (2)
Common shares outstanding	178.3	million	Net Debt to Adjusted EBITDA (3)(4)	5.53x
Common equity Market Capitalization	$3.9 billion		Including unconsolidated joint venture (3)(4)	5.99x
Total Debt (1)	$3.8 billion		Interest Coverage (3)	4.14x
Total Enterprise Value (1)	$7.6 billion		Fixed Charge Coverage Ratio (3)	3.88x
			Total Debt/Asset Value	50%
Common stock closing price	$21.73		Secured Debt/Asset Value	8%
Common stock 52-week range	$15.78 - $24.60		Unencumbered Assets/Unsecured Debt	216%

Common stock ticker symbol	SBRA

Portfolio (5)				Occupancy Percentage (6)
	Property Count	Investment	Beds/Units
As of June 30, 2018	Dollars in thousands
Investment in Real Estate Properties, gross
Triple-Net Portfolio:
Skilled Nursing / Transitional Care	352	$4,242,748	40,077	81.8%
Senior Housing - Leased	89	1,200,923	7,156	86.2
Specialty Hospitals and Other	22	618,316	1,085	86.3
Total Triple-Net Portfolio	463	6,061,987	48,318
Senior Housing - Managed	24	308,221	1,712	91.4
Consolidated Equity Investments	487	6,370,208	50,030
Unconsolidated Joint Venture Senior Housing - Managed	172	731,597	7,652	80.5
Total Equity Investments	659	7,101,805	57,682
Investment in Direct Financing Lease, net	1	23,198
Investments in Loans Receivable, gross (7)	22	55,114
Preferred Equity Investments, gross (8)	13	51,348	Includes 73 relationships in 44 U.S. states and Canada
Total Investments	695	$7,231,465

(1)	Includes Sabra's 49% pro rata share of the debt of its unconsolidated joint venture.

(2)	Assumes that the remaining CCP rent reductions and the full $19.0 million Genesis rent reduction were completed as of June 30, 2018.

(3)	Based on the trailing twelve month period ended as of the date indicated.

(4)
Net Debt to Adjusted EBITDA is calculated based on Annualized Adjusted EBITDA, which is Adjusted EBITDA, as adjusted for annualizing adjustments that give effect to the acquisitions and dispositions completed during the respective period as though such acquisitions and dispositions were completed as of the beginning of the period presented. Net Debt to Adjusted EBITDA - Incl. Unconsolidated Joint Venture is calculated based on Annualized Adjusted EBITDA, as adjusted, which includes Annualized Adjusted EBITDA and is further adjusted to include the Company's share of the unconsolidated joint venture interest expense. See "Reconciliations of Non-GAAP Financial Measures" on our website at http://www.sabrahealth.com/investors/financials/reports-presentations/non-gaap for additional information.

(5)	Excludes one real estate property held for sale.

(6)	Occupancy Percentage is presented for the trailing twelve month period and one quarter in arrears, except for Senior Housing - Managed, which is presented for the trailing three month period.

(7)	Three of our investments in Loans Receivable contain purchase options on three Senior Housing developments with 126 beds/units.

(8)	Our Preferred Equity investments include investments in entities owning 12 Senior Housing developments with 1,227 beds/units and one Skilled Nursing/Transitional Care development with 120 beds/units.

6

SABRA HEALTH CARE REIT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(dollars in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Revenues:
Rental income	$144,229	$55,904	$288,484	$113,128
Interest and other income	4,553	2,027	8,891	3,972
Resident fees and services	17,530	6,805	35,023	10,286

Total revenues	166,312	64,736	332,398	127,386

Expenses:
Depreciation and amortization	46,828	17,220	94,833	36,357
Interest	36,757	15,862	72,575	31,650
Operating expenses	12,299	4,407	24,423	6,827
General and administrative	9,271	5,126	17,138	11,215
Merger and acquisition costs	112	5,887	442	6,451
(Recovery of) provision for doubtful accounts and loan losses	(674)	535	539	2,305
Impairment of real estate	881	—	1,413	—

Total expenses	105,474	49,037	211,363	94,805

Other income:
Other income	—	941	2,820	3,070
Net gain on sales of real estate	142,903	4,032	142,431	4,032

Total other income	142,903	4,973	145,251	7,102

Income before loss from unconsolidated joint venture and income tax expense	203,741	20,672	266,286	39,683

Loss from unconsolidated joint venture	(2,347)	—	(1,901)	—
Income tax expense	(605)	(136)	(1,115)	(356)

Net income	200,789	20,536	263,270	39,327

Net (income) loss attributable to noncontrolling interests	(2)	(16)	(12)	16

Net income attributable to Sabra Health Care REIT, Inc.	200,787	20,520	263,258	39,343

Preferred stock dividends	(7,207)	(2,560)	(9,768)	(5,121)

Net income attributable to common stockholders	$193,580	$17,960	$253,490	$34,222

Net income attributable to common stockholders, per:

Basic common share	$1.09	$0.27	$1.42	$0.52

Diluted common share	$1.08	$0.27	$1.42	$0.52

Weighted-average number of common shares outstanding, basic	178,314,750	65,438,739	178,304,733	65,396,146

Weighted-average number of common shares outstanding, diluted	178,684,024	65,670,853	178,600,789	65,694,019

Dividends declared per common share	$0.45	$0.43	$0.90	$0.85

7

SABRA HEALTH CARE REIT, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except per share data)

	June 30, 2018	December 31, 2017
	(unaudited)
Assets
Real estate investments, net of accumulated depreciation of $377,159 and $340,423 as of June 30, 2018 and December 31, 2017, respectively	$5,993,682	$5,994,432
Loans receivable and other investments, net	107,228	114,390
Investment in unconsolidated joint venture	348,950	—
Cash and cash equivalents	38,809	518,632
Restricted cash	186,845	68,817
Lease intangible assets, net	156,266	167,119
Accounts receivable, prepaid expenses and other assets, net	196,364	168,887
Total assets	$7,028,144	$7,032,277

Liabilities
Secured debt, net	$253,567	$256,430
Revolving credit facility	676,000	641,000
Term loans, net	1,187,398	1,190,774
Senior unsecured notes, net	1,306,842	1,306,286
Accounts payable and accrued liabilities	105,339	102,523
Lease intangible liabilities, net	91,073	98,015
Total liabilities	3,620,219	3,595,028

Equity
Preferred stock, $.01 par value; 10,000,000 shares authorized, 5,750,000 shares issued and outstanding as of December 31, 2017	—	58
Common stock, $.01 par value; 250,000,000 shares authorized, 178,283,590 and 178,255,843 shares issued and outstanding as of June 30, 2018 and December 31, 2017, respectively	1,783	1,783
Additional paid-in capital	3,502,954	3,636,913
Cumulative distributions in excess of net income	(125,606)	(217,236)
Accumulated other comprehensive income	24,412	11,289
Total Sabra Health Care REIT, Inc. stockholders’ equity	3,403,543	3,432,807
Noncontrolling interests	4,382	4,442
Total equity	3,407,925	3,437,249
Total liabilities and equity	$7,028,144	$7,032,277

8

SABRA HEALTH CARE REIT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Six Months Ended June 30,
	2018	2017
Cash flows from operating activities:
Net income	$263,270	$39,327
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	94,833	36,357
Amortization of above and below market lease intangibles, net	(1,368)	—
Non-cash interest income adjustments	(1,174)	51
Non-cash interest expense	4,997	3,244
Stock-based compensation expense	3,839	4,319
Straight-line rental income adjustments	(23,752)	(9,578)
Provision for doubtful accounts and loan losses	539	2,305
Change in fair value of contingent consideration	—	(822)
Net gain on sales of real estate	(142,431)	(4,032)
Impairment of real estate	1,413	—
Loss from unconsolidated joint venture	1,901	—
Distributions of earnings from unconsolidated joint venture	3,610	—
Changes in operating assets and liabilities:
Accounts receivable, prepaid expenses and other assets, net	(2,130)	(15,575)
Accounts payable and accrued liabilities	8,006	(1,314)

Net cash provided by operating activities	211,553	54,282
Cash flows from investing activities:
Acquisition of real estate	(213,982)	(14,456)
Origination and fundings of loans receivable	(28,157)	(927)
Origination and fundings of preferred equity investments	(945)	(76)
Additions to real estate	(16,817)	(1,294)
Repayments of loans receivable	38,887	1,547
Repayments of preferred equity investments	375	2,766
Investment in unconsolidated joint venture	(354,461)	—
Net proceeds from the sales of real estate	278,201	6,099

Net cash used in investing activities	(296,899)	(6,341)
Cash flows from financing activities:
Net borrowings from revolving credit facility	35,000	6,000
Principal payments on secured debt	(2,128)	(2,049)
Payments of deferred financing costs	(12)	(124)
Distributions to noncontrolling interests	(72)	—
Preferred stock redemption	(143,750)	—
Issuance of common stock, net	(499)	(3,224)
Dividends paid on common and preferred stock	(164,736)	(60,691)

Net cash used in financing activities	(276,197)	(60,088)

Net decrease in cash, cash equivalents and restricted cash	(361,543)	(12,147)
Effect of foreign currency translation on cash, cash equivalents and restricted cash	(252)	130
Cash, cash equivalents and restricted cash, beginning of period	587,449	34,665

Cash, cash equivalents and restricted cash, end of period	$225,654	$22,648
Supplemental disclosure of cash flow information:
Interest paid	$67,793	$28,944

9

SABRA HEALTH CARE REIT, INC.
FUNDS FROM OPERATIONS (FFO), NORMALIZED FFO,
ADJUSTED FUNDS FROM OPERATIONS (AFFO) AND NORMALIZED AFFO
(dollars in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Net income attributable to common stockholders	$193,580	$17,960	$253,490	$34,222
Add:
Depreciation and amortization of real estate assets	46,828	17,220	94,833	36,357
Depreciation and amortization of real estate asset related to noncontrolling interests	(40)	—	(80)	—
Depreciation and amortization of real estate assets related to unconsolidated joint venture	6,163	—	10,715	—
Net gain on sales of real estate	(142,903)	(4,032)	(142,431)	(4,032)
Impairment of real estate	881	—	1,413	—
FFO attributable to common stockholders	$104,509	$31,148	$217,940	$66,547
Lease termination fee	—	(916)	—	(2,283)
CCP merger and transition costs	374	5,876	1,340	6,407
(Recovery of) provision for doubtful accounts and loan losses, net	(829)	258	(1,692)	1,985
Other normalizing items (1)	5,621	41	3,848	112
Normalized FFO attributable to common stockholders	$109,675	$36,407	$221,436	$72,768
FFO attributable to common stockholders	$104,509	$31,148	$217,940	$66,547
Merger and acquisition costs (2)	112	5,888	442	6,451
Stock-based compensation expense	2,704	1,731	3,839	4,319
Straight-line rental income adjustments	(12,189)	(4,971)	(23,752)	(9,578)
Amortization of above and below market lease intangibles, net	(684)	—	(1,368)	—
Non-cash interest income adjustments	(604)	25	(1,174)	51
Non-cash interest expense	2,516	1,653	4,997	3,244
Change in fair value of contingent consideration	—	—	—	(822)
Provision for doubtful straight-line rental income, loan losses and other reserves	311	534	2,492	1,924
Other non-cash adjustments related to unconsolidated joint venture	1,350	—	1,014	—
Other non-cash adjustments	15	126	30	185
AFFO attributable to common stockholders	$98,040	$36,134	$204,460	$72,321
CCP transition costs	302	—	934	—
Lease termination fee	—	(916)	—	(2,283)
(Recovery of) provision for doubtful cash income	(985)	—	(1,951)	381
Other normalizing items (1)	5,464	26	3,848	38
Normalized AFFO attributable to common stockholders	$102,821	$35,244	$207,291	$70,457
Amounts per diluted common share attributable to common stockholders:
Net income	$1.08	$0.27	$1.42	$0.52
FFO	$0.58	$0.47	$1.22	$1.01
Normalized FFO	$0.61	$0.55	$1.24	$1.11
AFFO	$0.55	$0.55	$1.14	$1.10
Normalized AFFO	$0.57	$0.53	$1.16	$1.07
Weighted average number of common shares outstanding, diluted:
Net income, FFO and Normalized FFO	178,684,024	65,670,853	178,600,789	65,694,019
AFFO and Normalized AFFO	179,226,155	65,985,940	179,215,960	66,009,102

(1)
Other normalizing items for FFO and AFFO include $5.5 million of capitalized issuance costs related to our preferred stock issuance that were written off as a result of the June 1, 2018 preferred stock redemption, $0.9 million of interest income from a legacy CCP loan receivable that was fully repaid in June 2018, which represents the difference between the outstanding principal balance repaid and its discounted book value, and $0.6 million of expenses related to the previously anticipated refinancing of our senior notes, as well as legal fees related to the recovery of previously reserved cash rental income and non-Senior Housing - Managed operating expenses. The six months ended June 30, 2018 also includes a contingency fee of $2.0 million earned during the period related to a legacy CCP investment.

(2)	Merger and acquisition costs primarily relate to the CCP merger.

10

REPORTING DEFINITIONS

Adjusted EBITDA*
Adjusted EBITDA is calculated as earnings before interest, taxes, depreciation and amortization (“EBITDA”) excluding the impact of merger-related costs, stock-based compensation expense under the Company’s long-term equity award program, and loan loss reserves. Adjusted EBITDA is an important non-GAAP supplemental measure of operating performance.

Ancillary Supported Tenant
A tenant, or one of its affiliates, that owns an ancillary business that depends on providing services to the residents of the properties leased by the affiliated operating company (Sabra's tenant) for a meaningful part of the ancillary business's profitability and has below market EBITDAR coverage.

Cash Net Operating Income (“Cash NOI”)*
The Company believes that net income attributable to common stockholders as defined by GAAP is the most appropriate earnings measure. The Company considers Cash NOI an important supplemental measure because it allows investors, analysts and its management to evaluate the operating performance of its investments. The Company defines Cash NOI as total revenues less operating expenses and non-cash revenues. Cash NOI excludes all other financial statement amounts included in net income.

Consolidated Debt
The principal balances of the Company’s revolving credit facility, term loans, senior unsecured notes, and secured indebtedness as reported in the Company’s condensed consolidated financial statements.

Consolidated Enterprise Value
The Company believes Consolidated Enterprise Value is an important measurement as it is a measure of a company’s value. The Company calculates Consolidated Enterprise Value as market equity capitalization plus Consolidated Debt. Market equity capitalization is calculated as (i) the number of shares of common stock multiplied by the closing price of the Company’s common stock on the last day of the period presented plus (ii) the number of shares of preferred stock multiplied by the closing price of the Company’s preferred stock on the last day of the period presented. Consolidated Enterprise Value includes the Company’s market equity capitalization and Consolidated Debt, less cash and cash equivalents.

EBITDAR
Earnings before interest, taxes, depreciation, amortization and rent (“EBITDAR”) for a particular facility accruing to the operator/tenant of the property (not the Company) for the period presented. EBITDAR includes an imputed management fee of 5.0% of revenues for Skilled Nursing/Transitional Care facilities and Senior Housing - Leased communities and an imputed management fee of 2.5% of revenues for Specialty Hospitals and Other facilities. The Company uses EBITDAR in determining EBITDAR Coverage. EBITDAR has limitations as an analytical tool. EBITDAR does not reflect historical cash expenditures or future cash requirements for facility capital expenditures or contractual commitments. In addition, EBITDAR does not represent a property's net income or cash flow from operations and should not be considered an alternative to those indicators. The Company utilizes EBITDAR as a supplemental measure of the ability of the Company’s operators/tenants and relevant guarantors to generate sufficient liquidity to meet related obligations to the Company.

EBITDAR Coverage
Represents the ratio of EBITDAR to cash rent for owned facilities (excluding Senior Housing - Managed communities) for the period presented. EBITDAR Coverage is a supplemental measure of a property's ability to generate cash flows for the operator/tenant (not the Company) to meet the operator's/tenant's related cash rent and other obligations to the Company. However, its usefulness is limited by, among other things, the same factors that limit the usefulness of EBITDAR. EBITDAR Coverage includes only Stabilized Facilities and excludes significant tenants with meaningful credit enhancement through guarantees (which include Genesis, Holiday and two legacy CCP tenants), two Ancillary Supported Tenants and facilities for which data is not available or meaningful.

EBITDARM
Earnings before interest, taxes, depreciation, amortization, rent and management fees (“EBITDARM”) for a particular facility accruing to the operator/tenant of the property (not the Company), for the period presented. The Company uses EBITDARM in determining EBITDARM Coverage. The usefulness of EBITDARM is limited by the same factors that limit the usefulness of EBITDAR. Together with EBITDAR, the Company utilizes EBITDARM to evaluate the core operations of the properties by eliminating management fees, which vary based on operator/tenant and its operating structure.

11

REPORTING DEFINITIONS

EBITDARM Coverage
Represents the ratio of EBITDARM to cash rent for owned facilities (excluding Senior Housing - Managed communities) for the period presented. EBITDARM coverage is a supplemental measure of a property's ability to generate cash flows for the operator/tenant (not the Company) to meet the operator's/tenant's related cash rent and other obligations to the Company. However, its usefulness is limited by, among other things, the same factors that limit the usefulness of EBITDARM. EBITDARM Coverage includes only Stabilized Facilities and excludes significant tenants with meaningful credit enhancement through guarantees (which include Genesis, Holiday and two legacy CCP tenants), two Ancillary Supported Tenants and facilities for which data is not available or meaningful.

Fixed Charge Coverage Ratio
EBITDAR (including adjustments for one-time and pro forma items) for the period indicated (one quarter in arrears) for all operations of any entities that guarantee the tenants' lease obligations to the Company divided by the same period cash rent expense, interest expense and mandatory principal payments for operations of any entity that guarantees the tenants’ lease obligation to the Company. Fixed Charge Coverage is a supplemental measure of a guarantor's ability to meet the operator/tenant's cash rent and other obligations to the Company should the operator/tenant be unable to do so itself. However, its usefulness is limited by, among other things, the same factors that limit the usefulness of EBITDAR. Fixed Charge Coverage is calculated by the Company as described above based on information provided by guarantors without independent verification by the Company and may differ from similar metrics calculated by the guarantors.

Funds From Operations Attributable to Common Stockholders (“FFO”) and Adjusted Funds from Operations Attributable to Common Stockholders (“AFFO”)*
The Company believes that net income attributable to common stockholders as defined by GAAP is the most appropriate earnings measure. The Company also believes that funds from operations attributable to common stockholders, or FFO, as defined in accordance with the definition used by the National Association of Real Estate Investment Trusts (“NAREIT”), and adjusted funds from operations attributable to common stockholders, or AFFO (and related per share amounts) are important non-GAAP supplemental measures of the Company’s operating performance. Because the historical cost accounting convention used for real estate assets requires straight-line depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time. However, since real estate values have historically risen or fallen with market and other conditions, presentations of operating results for a real estate investment trust that uses historical cost accounting for depreciation could be less informative. Thus, NAREIT created FFO as a supplemental measure of operating performance for real estate investment trusts that excludes historical cost depreciation and amortization, among other items, from net income attributable to common stockholders, as defined by GAAP. FFO is defined as net income attributable to common stockholders, computed in accordance with GAAP, excluding gains or losses from real estate dispositions, plus real estate depreciation and amortization, net of amounts related to noncontrolling interests, plus the Company’s share of depreciation and amortization related to our unconsolidated joint venture, and real estate impairment charges. AFFO is defined as FFO excluding merger and acquisition costs, stock-based compensation expense, straight-line rental income adjustments, amortization of above and below market lease intangibles, non-cash interest income adjustments, non-cash interest expense, change in fair value of contingent consideration, non-cash portion of loss on extinguishment of debt, provision for doubtful straight-line rental income, loan losses and other reserves and deferred income taxes, as well as other non-cash revenue and expense items (including ineffectiveness gain/loss on derivative instruments, and non-cash revenue and expense amounts related to noncontrolling interests) and our share of non-cash adjustments related to our unconsolidated joint venture. The Company believes that the use of FFO and AFFO (and the related per share amounts), combined with the required GAAP presentations, improves the understanding of the Company’s operating results among investors and makes comparisons of operating results among real estate investment trusts more meaningful. The Company considers FFO and AFFO to be useful measures for reviewing comparative operating and financial performance because, by excluding the applicable items listed above, FFO and AFFO can help investors compare the operating performance of the Company between periods or as compared to other companies. While FFO and AFFO are relevant and widely used measures of operating performance of real estate investment trusts, they do not represent cash flows from operations or net income attributable to common stockholders as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. FFO and AFFO also do not consider the costs associated with capital expenditures related to the Company’s real estate assets nor do they purport to be indicative of cash available to fund the Company’s future cash requirements. Further, the Company’s computation of FFO and AFFO may not be comparable to FFO and AFFO reported by other real estate investment trusts that do not define FFO in accordance with the current NAREIT definition or that interpret the current NAREIT definition or define AFFO differently than the Company does.

12

REPORTING DEFINITIONS

Investment
Represents the carrying amount of real estate assets after adding back accumulated depreciation and amortization and excludes net intangible assets and liabilities. Investment also includes the Company's pro rata share of the real estate assets held in the Company's unconsolidated joint venture.

Market Capitalization
Total common shares of Sabra outstanding multiplied by the closing price per common share as of a given period.

Net Operating Income (“NOI”)*
The Company believes that net income attributable to common stockholders as defined by GAAP is the most appropriate earnings measure. The Company considers NOI an important supplemental measure because it allows investors, analysts and its management to evaluate the operating performance of its investments. The Company defines NOI as total revenues less operating expenses. NOI excludes all other financial statement amounts included in net income.

Normalized FFO and Normalized AFFO*
Normalized FFO and Normalized AFFO represent FFO and AFFO, respectively, adjusted for certain income and expense items that the Company does not believe are indicative of its ongoing operating results. The Company considers Normalized FFO and Normalized AFFO to be useful measures to evaluate the Company’s operating results excluding these income and expense items to help investors compare the operating performance of the Company between periods or as compared to other companies. Normalized FFO and Normalized AFFO do not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. Normalized FFO and Normalized AFFO also do not consider the costs associated with capital expenditures related to the Company’s real estate assets nor do they purport to be indicative of cash available to fund the Company’s future cash requirements. Further, the Company’s computation of Normalized FFO and Normalized AFFO may not be comparable to Normalized FFO and Normalized AFFO reported by other real estate investment trusts that do not define FFO in accordance with the current NAREIT definition or that interpret the current NAREIT definition or define FFO and AFFO or Normalized FFO and Normalized AFFO differently than the Company does.

Occupancy Percentage
Occupancy Percentage represents the facilities’ average operating occupancy for the period indicated. The percentages are calculated by dividing the actual census from the period presented by the available beds/units for the same period. Occupancy includes only Stabilized Facilities and excludes facilities for which data is not available or meaningful. Occupancy Percentage for the Company's unconsolidated joint venture is weighted to reflect the Company's pro rata share.

REVPOR
REVPOR represents the average revenues generated per occupied room per month at Senior Housing - Managed communities for the period indicated. It is calculated as resident fees and services revenues divided by average monthly occupied room days. REVPOR includes only Stabilized Facilities. REVPOR for the Company's unconsolidated joint venture is weighted to reflect the Company's pro rata share.

Senior Housing
Senior Housing communities include independent living, assisted living, continuing care retirement and memory care communities.

Skilled Mix
Skilled Mix is defined as the total Medicare and non-Medicaid managed care patient revenue at Skilled Nursing/Transitional Care facilities divided by the total revenues at Skilled Nursing/Transitional Care facilities for the period indicated. Skilled Mix includes only Stabilized Facilities and excludes facilities for which data is not available or meaningful.

Skilled Nursing/Transitional Care
Skilled Nursing/Transitional Care facilities include skilled nursing, transitional care, multi-license designation and mental health facilities.

13

REPORTING DEFINITIONS

Specialty Hospitals and Other
Includes acute care, long-term acute care, rehabilitation and behavioral hospitals, facilities that provide residential services, which may include assistance with activities of daily living, and other facilities not classified as Skilled Nursing/Transitional Care or Senior Housing.

Stabilized Facility
At the time of acquisition, the Company classifies each facility as either stabilized or pre-stabilized. In addition, the Company may classify a facility as pre-stabilized after acquisition. Circumstances that could result in a facility being classified as pre-stabilized include newly completed developments, facilities undergoing major renovations or additions, facilities being repositioned or transitioned to new operators, and significant transitions within the tenants’ business model. Such facilities will be reclassified to stabilized upon maintaining consistent occupancy (85% for Skilled Nursing/Transitional Care facilities and 90% for Senior Housing communities) but in no event beyond 24 months after the date of classification as pre-stabilized. Stabilized Facilities exclude (i) Senior Housing - Managed communities, (ii) facilities held for sale, (iii) facilities being sold pursuant to the Company's CCP portfolio repositioning, (iv) facilities being transitioned to a new operator, (v) facilities being transitioned from leased by the Company to being operated by the Company; and (vi) facilities acquired during the three months preceding the period presented.

Total Debt
Consolidated Debt plus the Company's pro rata share of the principal balances of the debt of the Company’s unconsolidated joint venture.

Total Enterprise Value
Consolidated Enterprise Value plus the Company's pro rata share of the principal balances of the debt of the Company's unconsolidated joint venture.

*Non-GAAP Financial Measures
Reconciliations, definitions and important discussions regarding the usefulness and limitations of the Non-GAAP Financial Measures used in this release can be found at http://www.sabrahealth.com/investors/financials/reports-presentations/non-gaap.

14